VITESSE ENERGY ANNOUNCES FIRST QUARTER 2024 RESULTS AND ADDITIONAL NEAR-TERM DEVELOPMENT ACQUISITIONS, RAISES 2024 GUIDANCE AND INCREASES QUARTERLY CASH DIVIDEND TO $0.525

GREENWOOD VILLAGE, Colo. – May 6, 2024 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s first quarter 2024 financial and operating results, announced additional acquisitions, raised 2024 guidance and declared an increased quarterly cash dividend.

HIGHLIGHTS

•Declared a quarterly cash dividend of $0.525 per common share, a 5% increase from the prior quarter, to be paid on June 28, 2024

•Announced additional near-term development acquisitions in the Williston Basin driving over $40 million of incremental capital expenditures throughout the remainder of 2024

•Increased 2024 annual oil and gas production guidance as a result of new capital program

•Net loss of $2.2 million and Adjusted Net Income(1) of $10.2 million

•Adjusted EBITDA(1) of $39.1 million

•Cash flow from operations of $39.4 million and Free Cash Flow(1) of $11.9 million

•Production of 12,557 barrels of oil equivalent (“Boe”) per day (71% oil)

•Total cash development capital expenditures and acquisition costs of $32.2 million

•Total debt of $98.0 million and Net Debt to Adjusted EBITDA ratio(1) of 0.62

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

“Vitesse is a return of capital company and payment of our fixed dividend is our top priority. We are increasing our quarterly dividend by 5%, supported in large part by the combination of these impactful highly economic acquisitions, strong capital returns on our organic development, and additional hedging activity. We continue to see attractive near-term drilling deal flow which meets or exceeds our economic hurdles, allowing us to raise our annual production and capex guidance for 2024,” commented Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer.

STOCKHOLDER RETURNS

Vitesse’s Board of Directors declared its second quarter cash dividend for Vitesse’s common stock of $0.525 per share for stockholders of record as of June 14, 2024, which will be paid on June 28, 2024.

On March 29, 2024, the Company paid its first quarter cash dividend of $0.50 per share to common stockholders of record as of March 15, 2024.

During the first quarter, 332,840 shares of Vitesse’s common stock were retired after being exchanged for $6.9 million of tax withholding related to vesting of restricted stock units at an average price of $20.85 per share.

FINANCIAL AND OPERATING RESULTS

First quarter net loss was $2.2 million, including the impact of a $14.7 million unrealized loss on commodity derivatives, and Adjusted Net Income was $10.2 million. Adjusted EBITDA was $39.1 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the first quarter of 2024 averaged 12,557 Boe per day, a decrease of 8% from the fourth quarter of 2024. First quarter 2024 production was negatively impacted by widespread operating disruptions due to severe winter weather in North Dakota in January 2024. Oil represented 71% of production and 94% of total oil and natural gas revenue. Total revenue, including the effects of our realized hedges, was $62.0 million.

Vitesse’s average realized oil and natural gas prices before hedging were $70.62 per Bbl and $1.93 per Mcf, respectively, during the first quarter of 2024. The Company had hedges covering 50% of oil production in the first quarter of 2024 and its realized oil price with hedging was $71.65 per Bbl.

Lease operating expenses in the first quarter of 2024 were $11.8 million, or $10.32 per Boe, a 16% increase on a per unit basis compared to the fourth quarter of 2023. The higher lease operating expense is primarily attributable to workover activity, weather related expenses and other operating costs. General and administrative expenses for the first quarter of 2024 totaled $5.4 million, or $4.70 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of March 31, 2024, Vitesse had $1.4 million in cash and $98.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $113.4 million as of March 31, 2024, consisting of cash and $112.0 million of committed borrowing availability under its revolving credit facility.

In May 2024, the Company expects to complete its semi-annual redetermination of its revolving credit facility borrowing base. The borrowing base is anticipated to remain at $245.0 million and elected commitments are expected to increase from $210.0 million to $245.0 million.

During the quarter, Vitesse spent $25.4 million on development capital expenditures and $6.8 million on acquisitions of oil and gas properties.

OPERATIONS UPDATE

As of March 31, 2024 the Company owned an interest in 274 gross (5.9 net) wells that were either drilling or in the completion phase, and another 399 gross (10.6 net) locations that had been permitted for development at the end of the quarter.

Subsequent to March 31, 2024 the Company has acquired or agreed to acquire additional oil and gas interests in the Williston Basin of North Dakota that will result in over $40 million of acquisition and related development capital expenditures. These acquisitions increased the Company’s 2024 capital expenditures guidance range and are expected to provide material increases to production and cash flows primarily during the second half of 2024 and into 2025.

REVISED 2024 ANNUAL GUIDANCE

Vitesse has increased its previously issued 2024 annual guidance, which is set forth below.

	Original 2024 Guidance	Revised 2024 Guidance
Annual Production (Boe per day)	12,500 - 13,500	13,000 - 14,000
Oil as a Percentage of Annual Production	67% - 71%	67% - 71%
Total Capital Expenditures ($ in millions)	$90 - $110	$130 - $150

FIRST QUARTER 2024 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	QUARTER ENDED MARCH 31,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2024	2023	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$57,364	$50,486	$6,878	14%
Natural gas	3,829	7,475	(3,646)	(49%)
Total revenue	$61,193	$57,961	$3,232	6%
Operating Expenses
Lease operating expense	$11,791	$9,080	$2,711	30%
Production taxes	5,799	5,255	544	10%
General and administrative	5,374	10,862	(5,488)	(51%)
Depletion, depreciation, amortization, and accretion	23,545	18,472	5,073	27%
Equity-based compensation	1,605	27,972	(26,367)	(94%)
Interest Expense	$2,203	$1,181	$1,022	87%
Commodity Derivative (Loss) Gain Net	$(13,824)	$7,419	$(21,243)	*nm
Income Tax (Benefit) Expense	$(731)	$40,371	$(41,102)	*nm
Production Data:
Oil (MBbls)	812	692	120	17%
Natural gas (MMcf)	1,982	2,071	(89)	(4%)
Combined volumes (MBoe)	1,143	1,037	106	10%
Daily combined volumes (Boe/d)	12,557	11,524	1,033	9%
Average Realized Prices before Hedging:
Oil (per Bbl)	$70.62	$72.95	$(2.33)	(3%)
Natural gas (per Mcf)	1.93	3.61	(1.68)	(47%)
Combined (per Boe)	53.55	55.88	(2.33)	(4%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$71.65	$74.02	$(2.37)	(3%)
Natural gas (per Mcf)	1.93	3.61	(1.68)	(47%)
Combined (per Boe)	54.28	56.60	(2.32)	(4%)
Average Costs (per Boe):
Lease operating	$10.32	$8.75	$1.57	18%
Production taxes	5.08	5.07	0.01	—%
General and administrative	4.70	10.47	(5.77)	(55%)
Depletion, depreciation, amortization, and accretion	20.61	17.81	2.80	16%

*Not meaningful

COMMODITY HEDGING

Vitesse hedges a portion of its expected annual oil production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support our dividend. Vitesse does not currently have hedges in place on its expected natural gas production volumes. The following table summarizes Vitesse’s open oil commodity derivative swap contracts scheduled to settle after March 31, 2024, including those entered into in April 2024.

SETTLEMENT PERIOD	OIL (Bbls)	WEIGHTED AVERAGE PRICE
Swaps-Crude Oil
2024:
Q2	532,500	$78.42
Q3	507,500	$77.97
Q4	490,000	$78.11
2025:
Q1	375,000	$73.81
Q2	360,000	$74.65
Q3	90,000	$75.00
Q4	90,000	$75.00

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	QUARTER ENDED MARCH 31,
(in thousands)	2024	2023
Realized gain on commodity derivatives (1)	$832	$742
Unrealized (loss) gain on commodity derivatives (1)	(14,656)	6,677
Total commodity derivative (loss) gain	$(13,824)	$7,419

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the consolidated statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful because the realized cash settlement portion provides a better understanding of Vitesse’s hedge position.

Q1 2024 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, May 7, 2024 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=CrlyJnSG

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13746085 - Vitesse Energy First Quarter 2024 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and 201-612-7415 (International)

Replay Access Code: 13746085 - Replay will be available through May 14, 2024

UPCOMING INVESTOR EVENTS

Vitesse management will be participating in the Jefferies Energy Conference in Kiawah Island, SC, June 4 - 6, 2024.

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including the armed conflict in the Middle East and Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
(In thousands, except share data)	2024	2023
Revenue
Oil	$57,364	$50,486
Natural gas	3,829	7,475
Total revenue	61,193	57,961
Operating Expenses
Lease operating expense	11,791	9,080
Production taxes	5,799	5,255
General and administrative	5,374	10,862
Depletion, depreciation, amortization, and accretion	23,545	18,472
Equity-based compensation	1,605	27,972
Total operating expenses	48,114	71,641
Operating Income (Loss)	13,079	(13,680)
Other (Expense) Income
Commodity derivative (loss) gain, net	(13,824)	7,419
Interest expense	(2,203)	(1,181)
Other income (expense)	31	(2)
Total other (expense) income	(15,996)	6,236

(Loss) Before Income Taxes	$(2,917)	$(7,444)

Benefit from (Provision for) Income Taxes	731	(40,371)

Net Loss	$(2,186)	$(47,815)
Net income attributable to Predecessor common unit holders	—	1,832
Net Loss Attributable to Vitesse Energy, Inc.	$(2,186)	$(49,647)

Weighted average common shares outstanding–basic and diluted	29,933,962	29,663,644

Net loss per common share	$(0.07)	$(1.67)

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	MARCH 31,	DECEMBER 31,
(in thousands, except shares)	2024	2023
Assets
Current Assets
Cash	$1,377	$552
Revenue receivable	41,286	44,915
Commodity derivatives	148	10,038
Prepaid expenses and other current assets	3,074	2,841
Total current assets	45,885	58,346
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,189,175	1,168,378
Less accumulated DD&A and impairment	(487,395)	(464,036)
Total oil and gas properties	701,780	704,342
Other Property and Equipment—Net	191	189
Other Assets
Commodity derivatives	34	1,109
Other noncurrent assets	1,841	1,984
Total other assets	1,875	3,093
Total assets	$749,731	$765,970
Liabilities and Equity
Current Liabilities
Accounts payable	$18,497	$27,692
Accrued liabilities	30,145	32,507
Commodity derivatives	3,623	—
Other current liabilities	118	204
Total current liabilities	52,383	60,403
Long-term Liabilities
Credit facility	98,000	81,000
Deferred tax liability	63,854	64,329
Asset retirement obligations	8,515	8,353
Commodity derivatives	68	—
Other noncurrent liabilities	4,195	5,479
Total liabilities	$227,015	$219,564
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,498,570 and 32,812,007 shares issued at March 31, 2024 and December 31, 2023, respectively	325	328
Additional paid-in capital	546,153	567,654
Accumulated deficit	(23,762)	(21,576)
Total equity	522,716	546,406
Total liabilities and equity	$749,731	$765,970

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income (Loss) as net income (loss) before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, and (iii) certain other non-cash items; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income (loss) before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items.

Vitesse defines Free Cash Flow as cash flow from operations, adding back changes in operating assets and liabilities, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED MARCH 31, 2024
Net Loss	$(2,186)
Add:
Unrealized loss (gain) on derivative instruments	14,656
Equity-based compensation	1,605
Benefit from income taxes	(731)
Adjusted Income Before Adjusted Income Tax Expense	13,344

Adjusted Income Tax Expense(1)	(3,122)

Adjusted Net Income (non-GAAP)	$10,222

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.4%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands except for ratio)	AT MARCH 31, 2024
Revolving credit facility	$98,000
Less: Cash	1,377
Net Debt	$96,623

FOR THE THREE MONTHS ENDED MARCH 31, 2024
Net Loss	$(2,186)
Add:
Interest expense	2,203
Benefit from income taxes	(731)
Depletion, depreciation, amortization, and accretion	23,545
Equity-based compensation	1,605
Unrealized loss (gain) on derivative instruments	14,656
Adjusted EBITDA	$39,092

Annualized Adjusted EBITDA	156,368
Net Debt to Adjusted EBITDA ratio	0.62

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED MARCH 31, 2024
Net cash provided by operating activities	$39,419
Add back: changes in operating assets and liabilities	(2,086)
Cash flow from operations before changes in operating assets and liabilities	37,333
Less: development of oil and gas properties	(25,432)
Free Cash Flow	$11,901

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com